Exhibit 15.1

中国北京建国门外大街1号国贸写字楼2座12-14层100004

12-14th Floor, China World Office 2, No. 1 Jianguomenwai Avenue, Beijing 100004, China

电话 Tel: +86 10 6563 7181 传真 Fax: +86 10 6569 3838

电邮 Email: beijing@tongshang.com 网址 Web: www.tongshang.com

April 26, 2024

To: Qifu Technology, Inc. (the “Company”)

7/F Lujiazui Finance Plaza
No. 1217 Dongfang Road
Pudong New Area, Shanghai 200122
People’s Republic of China

Dear Mesdames/Sirs,

We consent to the references to our firm under the headings “Item 3. Key Information—D. Risk Factors—Risks Related to Our Business and Industry—We are subject to uncertainties surrounding regulations and administrative measures of the loan facilitation business. If any of our business practices are deemed to be non-compliant with applicable laws and regulations, our business, financial condition and results of operations would be adversely affected”, “Item 3. Key Information—D. Risk Factors—Risks Related to Our Business and Industry—Our business is subject to complex and evolving PRC laws and regulations regarding data privacy and cybersecurity, as such regulations and laws as newly promulgated, many of which are subject to further interpretation. Any changes in these laws and regulations have caused and could continue to cause changes to our business practices and increase costs of operations, and any security breaches or our actual or perceived failure to comply with such laws and regulations could result in claims, penalties, damages to our reputation and brand, declines in user growth or engagement, or otherwise harm our business, results of operations and financial condition”,“Item 3. Key Information—D. Risk Factors—Risks Related to Our Business and Industry—Our access to sufficient and sustainable funding at reasonable costs cannot be assured. If we fail to maintain collaboration with our financial institution partners or to maintain sufficient capacity to facilitate loans to borrowers, our reputation, results of operations and financial condition may be materially and adversely affected”, “Item 3. Key Information—D. Risk Factors—Risks Related to our Corporate Structure—If the PRC government deems that the contractual arrangements in relation to the VIEs do not comply with PRC regulatory restrictions on foreign investment in the relevant industries, or if these regulations or the interpretation of existing regulations change in the future, we could be subject to severe penalties or be forced to relinquish our interests in those operations”, “Item 4. Information on the Company—B. Business Overview—Regulation—Regulation on Online Finance Services Industry—Regulations on online marketing of financial products” , “Item 4. Information on the Company—B. Business Overview—Regulation—Regulation on Online Finance Services Industry—Regulations on Financing Guarantee”, “Item 4. Information on the Company—C. Organizational Structure—Contractual Arrangements with the VIEs and Their Shareholders” and “Item 6. Directors, Senior Management and Employees—E. Share Ownership—Enforceability of Civil Liabilities” in Qifu Technology, Inc.’s Annual Report on Form 20-F for the year ended December 31, 2023 (the “Annual Report”), which will be filed with the Securities and Exchange Commission (the “SEC”) in the month of April 2024. We also consent to the filing with the SEC of this consent letter as an exhibit to the Annual Report. We further consent to the incorporation by reference of the summaries of our opinions under these captions into the Company’s registration statement on Form F-3 (File No. 333-268425), which was filed on November 17, 2022, and registration statements on Form S-8, as amended (File 333-231892 and 333-235488), which was initially filed on June 3, 2019 and December 13, 2019, respectively.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours Sincerely,

/s/ Commerce & Finance Law Offices

Commerce & Finance Law Offices